Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Richard D. Fairbank, Chairman and Chief Executive Officer of Capital One Financial Corporation, a Delaware corporation (“Capital One”), do hereby certify that:

The Annual Report on Form 10-K for the period ended December 31, 2004 (the “Form 10-K”) of Capital One fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Capital One.

Dated: March 9, 2005

By:	/s/ RICHARD D. FAIRBANK
Richard D. Fairbank Chairman of the Board, Chief Executive Officer and President